Exhibit 21

                        LIBERTY FINANCIAL COMPANIES, INC.

                           SUBSIDIARIES OF THE COMPANY

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
                                                                Jurisdiction of
                                                Immediate       Incorporation or
Subsidiary                                      Parent          Organization
----------                                      ------          ------------
Liberty Financial Services, Inc. ("LFS")        The Company     Massachusetts
Liberty Newport Holdings, Limited ("LNHL")      The Company     Delaware
Independent Holdings, Inc. ("IHI")              The Company     Massachusetts
Crabbe Huson Group, Inc.                        The Company     Massachusetts
Progress Investment Management Company          The Company     California
LREG, Inc.                                      The Company     Delaware
The PAMCO Group, Inc.                           The Company     Delaware
SteinRoe Services, Inc. ("SSI")                 The Company     Massachusetts
Stein Roe & Farnham Incorporated ("Stein Roe")  SSI             Delaware
SteinRoe Futures, Inc.                          Stein Roe       Illinois
Liberty Funds Group LLC ("LFG")                 LFS             Delaware
Colonial Management Associates, Inc. ("CMA")    LFG             Massachusetts
Colonial Advisory Services, Inc.                LFG             Massachusetts
Liberty Funds Services, Inc.                    LFG             Massachusetts
Liberty Funds Distributor, Inc.                 CMA             Massachusetts
Liberty Financial Advisors, Inc.                CMA             Delaware
AlphaTrade, Inc.                                CMA             Massachusetts
Keyport Life Insurance Company ("Keyport")      SSI             Rhode Island
Keyport Benefit Life Insurance Company          Keyport         New York
Keyport Financial Services Corp.                Keyport         Massachusetts
Independence Life & Annuity Company             Keyport         Rhode Island
Liberty Advisory Services Corp.                 Keyport         Massachusetts
Newport Pacific Management, Inc. ("NPMI")       LNHL            California
Newport Fund Management, Inc.                   NPMI            Virginia
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
                                                                Jurisdiction of
                                                Immediate       Incorporation or
Subsidiary                                      Parent          Organization
----------                                      ------          ------------
Liberty Asset Management Company                LFS             Delaware
Copley Venture Capital, Inc.                    LFS             Massachusetts
Liberty Investment Services, Inc.               LFS             Massachusetts
Liberty Securities Corporation                  LIS             Delaware
Financial Centre Insurance Agency, Inc.         LIS             Massachusetts
LSC Insurance Agency of Arizona, Inc.           LIS             Arizona
LSC Insurance Agency of Maine, Inc.             LIS             Maine
LSC Insurance Agency of New Mexico, Inc.        LIS             New Mexico
LSC Insurance Agency of Nevada, Inc.            LIS             Nevada
Independent Financial Marketing                 IHI             Delaware
    Group, Inc. ("IFMG")
IFS Agencies, Inc.                              IFMG            New York
IFS Agencies of Alabama, Inc.                   IFMG            Alabama
IFMG Agencies of Maine, Inc.                    IFMG            Maine
IFS Agencies of New Mexico, Inc.                IFMG            New Mexico
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